Office of the Chief Accountant                          Arthur Andersen LLP
Securities and Exchange Commission
450 Fifth Street, N.W.                                  Suite 1100
Washington, D.C. 20549                                  San Francisco, CA 94105

                                                        Tel 415 546 8200

                                                        www.andersen.com
September 10, 2001

Dear Sir/Madam:

     We have read the 4 paragraphs  of Item 4(a)  included in the Form 8-K dated
September 5, 2001 of BWC Financial Corp.  filed with the Securities and Exchange
Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP